Exhibit 21

Subsidiaries of Teleflex Incorporated
as of December 31, 2025

	Entity Name	Jurisdiction of Formation
1	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
2	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
3	Arrow International CR, a.s.	Czech Republic
4	Arrow International LLC [1]	Delaware
5	Arrow Interventional, Inc.	Delaware
6	BIOTRONIK AG	Switzerland
7	BIOTRONIK APM PTE. Ltd	Singapore
8	BIOTRONIK VIETNAM Company Limited	Vietnam
9	Cortronik GmbH	Germany
10	CRC DCD, Inc.	Delaware
11	Distribuidora Arrow, S.A. de C.V.	Mexico
12	EPIC MedTec OEM Ireland Limited	Ireland
13	EPIC MedTec OEM LLC	Delaware
14	Essential Medical LLC	Delaware
15	Inmed Manufacturing Sdn. Bhd.	Malaysia
16	Lotus Irish Holdings B.V.	Netherlands
17	Lotus MedTec Austria GmbH	Austria
18	Lotus MedTec Belgium BV	Belgium
19	Lotus MedTec Canada ULC	Canada
20	Lotus MedTec France S.A.S.	France
21	Lotus MedTec Germany GmbH	Germany
22	Lotus MedTec Ireland Limited	Ireland
23	Lotus MedTec Italy S.R.L.	Italy
24	Lotus MedTec Netherlands B.V.	Netherlands
25	Lotus MedTec New Zealand Unlimited Proprietary	New Zealand
26	Lotus MedTec Spain, S.L.U.	Spain
27	Lotus MedTec Switzerland GmbH	Switzerland
28	Lotus MedTec UK Ltd	United Kingdom
29	Lotus MedTec US LLC	Delaware
30	NeoTract, Inc.	Delaware
31	Newco Non-OEM IP LLC	Delaware
32	Newco OEM IP LLC	Delaware
33	Palette Life Sciences AB	Sweden
34	Palette Life Sciences Australia Pty. Ltd.	Australia
35	Palette Life Sciences, Inc.	Delaware
36	Palette Life Science Japan k.k.	Japan
37	Performance Fibers OEM LLC	Delaware
38	PLS Agreement AB	Sweden
39	PT Teleflex Medical Indonesia	Indonesia

40	Pyng Medical Corp.	Canada
41	Rusch Asia Pacific Sdn. Bhd. [2]	Malaysia
42	Rüsch Austria GmbH	Austria
43	Rusch Uruguay Ltda.	Uruguay
44	Standard Bariatrics, Inc.	Delaware
45	T.K. India Private Ltd.	India
46	Teleflex Commercial Designated Activity Company	Ireland
47	Teleflex Development Unlimited Company	Ireland
48	Teleflex Funding LLC	Delaware
49	Teleflex Global Holdings LLC [3]	Delaware
50	Teleflex Global Services LLC	Delaware
51	Teleflex Immobilienverwaltungs GmbH	Germany
52	Teleflex Korea Ltd.	South Korea
53	Teleflex Life Sciences General Partner LLC	Delaware
54	Teleflex Life Sciences Limited	Malta
55	Teleflex Life Sciences LLC	Delaware
56	Teleflex Life Sciences II LLC	Delaware
57	Teleflex Life Sciences Pte. Ltd. [4]	Singapore
58	Teleflex LLC	Delaware
59	Teleflex Logistics LLC	Delaware
60	Teleflex Lux Holding S.à r.l.	Luxembourg
61	Teleflex Manufacturing Unlimited Company	Ireland
62	Teleflex Medical (Proprietary) Limited [5]	South Africa
63	Teleflex Medical (Thailand) Ltd.	Thailand
64	Teleflex Medical Advancements Ltd	Cyprus
65	Teleflex Medical Arabia for Maintenance	Saudi Arabia
66	Teleflex Medical Argentina S.R.L.	Argentina
67	Teleflex Medical Asia Pte. Ltd. [6]	Singapore
68	Teleflex Medical Australia Pty Ltd [7]	Australia
69	Teleflex Medical Brasil Ltda [8]	Brazil
70	Teleflex Medical B.V. [9]	Belgium
71	Teleflex Medical B.V.	Netherlands
72	Teleflex Medical Canada Inc. [10]	Canada
73	Teleflex Medical Chile SpA	Chile
74	Teleflex Medical Colombia S.A.S.	Colombia
75	Teleflex Medical C.V.	Netherlands
76	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
77	Teleflex Medical Development Ltd	Cyprus
78	Teleflex Medical Devices LLC	Delaware
79	Teleflex Medical Devices Ltd.	Cyprus
80	Teleflex Medical Devices S.à r.l.	Luxembourg
81	Teleflex Medical Europe Limited	Ireland
82	Teleflex Medical GmbH	Germany
83	Teleflex Medical GmbH [11]	Switzerland
84	Teleflex Medical Hellas A.E.E. [12]	Greece

85	Teleflex Medical Hungary Kft.	Hungary
86	Teleflex Medical Japan, Ltd. [13]	Japan
87	Teleflex Medical LLC [14]	Delaware
88	Teleflex Medical New Zealand [15]	New Zealand
89	Teleflex Medical Nordic AB [16]	Sweden
90	Teleflex Medical OEM LLC	Delaware
91	Teleflex Medical Philippines Inc.	Philippines
92	Teleflex Medical Private Limited	India
93	Teleflex Medical Research Ltd	Cyprus
94	Teleflex Medical S.r.l.	Italy
95	Teleflex Medical SAS [17]	France
96	Teleflex Medical Sdn. Bhd. [18]	Malaysia
97	Teleflex Malaysia SDN. BHD. [19]	Malaysia
98	Teleflex Medical Supplies Ltd.	Cyprus
99	Teleflex Medical Taiwan Ltd.	Taiwan
100	Teleflex Medical de Tecate, S. de R.L. de C.V. [20]	Mexico
101	Teleflex Medical Technology Ltd	Cyprus
102	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
103	Teleflex Medical, SAU [21]	Spain
104	Teleflex Medical, s.r.o.	Czech Republic
105	Teleflex Medical, s.r.o. [22]	Slovakia
106	Teleflex Netherlands I B.V.	Netherlands
107	Teleflex Netherlands II B.V.	Netherlands
108	Teleflex Polska sp. z o.o.	Poland
109	Teleflex Production Unlimited Company	Ireland
110	Teleflex Properties Ireland Limited	Ireland
111	Teleflex Properties Ireland II Limited	Ireland
112	Teleflex Research S.à r.l.	Luxembourg
113	Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
114	Teleflex Therapeutics Unlimited Company	Ireland
115	Teleflex Urology Unlimited Company [23]	Ireland
116	Teleflex Vascular Unlimited Company	Ireland
117	TFX Aviation Inc. [24]	California
118	TFX Engineering Ltd.	Bermuda
119	TFX Group Limited	United Kingdom
120	TFX International SAS [25]	France
121	TFX North America Inc.	Delaware
122	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
123	The Laryngeal Mask Company Limited	Seychelles
124	Traverse Vascular, Inc.	Delaware
125	Truphatek Holdings (1993) Limited	Israel
126	Truphatek International Limited	Israel
127	Truphatek Product Resources India Private Limited	India
128	VASC NXT Portugal, Unipessoal Lda	Portugal
129	Vascular Solutions LLC [26]	Minnesota

130	VCT Investments, Inc.	Delaware
131	VI Belgium B.V.	Belgium
132	VI France S.A.S.	France
133	VI Hong Kong Limited	Hong Kong
134	VI Japan Inc.	Japan
135	VI Switzerland AG	Switzerland
136	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
137	Z-Medica, LLC	Delaware
138	Z-Medica Acquisition, Inc.	Delaware
139	Zeus Buyer, Inc. [27]	Delaware
1.Formerly Arrow International, Inc.
2.Formerly Inmed (Malaysia) Holdings Sdn. Berhad
3.Formerly IH Holding LLC
4.Formerly Teleflex Holding Singapore Pte. Ltd.
5.Formerly Arrow Africa (Pty) Limited
6.Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
7.Formerly LMA PacMed Pty Ltd
8.Formerly Tradehosp Comercio de Produtos Para Saude LTD.
9.Formerly Teleflex Medical BVBA and W. Pabisch NV
10.Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
11.Formerly Arrow Swiss GmbH
12.Formerly Arrow Hellas A.E.E.
13.Formerly Arrow Japan, Ltd.
14.Formerly Hudson Respiratory Care Inc. and Teleflex Medical Incorporated
15.Formerly LMA NZ Limited
16.Formerly Steamer Holding AB and ICOR AB
17.Formerly Rusch Pilling S.A.
18.Formerly Rusch Sdn. Berhad
19.Formerly VASC NXT MALAYSIA SDN. BHD.
20.Formerly Hudson Respiratory Care Tecate, S. de R.L. de C.V.
21.Formerly Rusch Medica Espana SA
22.Formerly Arrow Slovensko Piešt’any s.r.o.
23.Formerly Davik Limited
24.Formerly Telair International Incorporated and The Talley Corporation
25.Formerly Rusch International SA
26.Formerly Vascular Solutions, Inc.
27.Formerly Zeus Buyer, L.P.